MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

February 16, 2009

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549 USA

Dear Sirs:

Re:	KINDER TRAVEL, INC.

We have read Item 4.01 of the Form 8-K dated February 12, 2009 of Kinder Travel Inc. (File Ref. no.: 000-52703):

a)	We are in agreement with the statements made in Item 4.01(a).
b)	We have no basis to agree or disagree with the statements made in 4.01(b).

Yours truly,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered.
Las Vegas, Nevada

6490 West Desert Inn Rd, LAS VEGAS, NEVADA 89146 (702) 253-7499Fax: (702)253-7501